Exhibit 23.6

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Crescent Energy Company of our firm’s reserves reports dated September 9, 2021 relating to Independence Energy LLC, which is included in the Annual Report on Form 10-K of Crescent Energy Company for the year ended December 31, 2022.

HAAS PETROLEUM ENGINEERING SERVICES, INC.

/s/ Michael Link
Michael Link

Houston, Texas
November 10, 2023